Exhibit 4.4

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

This FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 31, 2017, by and among the subsidiary guarantors listed on the signature pages hereto (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), Surgery Center Holdings, Inc., a Delaware corporation (the “Issuer”), and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of March 31, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $400,000,000 of 8.875% Senior Notes due 2021 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

WHEREAS, (i) the Credit Agreement has been replaced, refinanced and increased on or around the date hereof (the “Credit Agreement Refinancing”) and (ii) effective upon the Credit Agreement Refinancing, each of SMBI Jackson, LLC and SMBISS Thousand Oaks, LLC have been released from their respective obligations under each of their respective Guarantees under the Credit Agreement;

WHEREAS, the Indenture provides that, to the extent a Guarantor is released from its obligations under its Guarantee of payment by the Issuer of any Indebtedness of the Issuer under the Credit Agreement, the Note Guarantee provided by the applicable Guarantor shall be automatically and unconditionally released and discharged and that, in connection therewith, the Trustee is authorized to supplement the Indenture to evidence any such release and discharge of a Note Guarantee without the consent of any Holder; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Guaranteeing Subsidiaries and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors and the other Guaranteeing Subsidiaries, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

GUARANTEE RELEASES

SECTION 3.1. Releases. Pursuant to Section 10.2 of the Indenture, effective upon the Credit Agreement Refinancing, (a) each of SMBI Jackson, LLC and SMBISS Thousand Oaks, LLC is hereby automatically and unconditionally released and discharged from the Indenture and (b) the respective Note Guarantees of SMBI Jackson, LLC and SMBISS Thousand Oaks, LLC are hereby automatically and unconditionally released and discharged.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture.

SECTION 4.2. Merger and Consolidation. Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 4.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 4.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

2

SECTION 4.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 4.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 4.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 4.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 4.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 4.13. Jurisdiction.  The parties hereto agree that any suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon them, and may be enforced in any court to the jurisdiction of which they are subject by a suit upon such judgment.

SECTION 4.14. Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

3

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER

SURGERY CENTER HOLDINGS, INC.

By:	/s/ Teresa F. Sparks
	Name:	Teresa F. Sparks
	Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Fourth Supplemental Indenture]

SUBSIDIARY GUARANTORS

APS OF JONESBORO, LLC
APS OF SUNCOAST, LLC
BLUE RIDGE NOVAMED, INC.
COMMUNITY HOSPITAL HOLDING COMPANY, LLC
COMMUNITY HOSPITAL MANAGEMENT COMPANY, LLC
JENKINS COUNTY HOSPITAL, LLC
JONESBORO ANESTHESIA SERVICES, LLC
NATIONAL SURGICAL HOSPITALS, INC.
NOVAMED EYE SURGERY AND LASER CENTER OF ST. JOSEPH, INC.
NOVAMED OF LAREDO, INC.
NOVAMED PAIN MANAGEMENT CENTER OF NEW ALBANY, LLC
NSH BRYAN HOSPITAL, INC.
NSH CALIFORNIA, INC.
NSH CONNECTICUT, INC.
NSH DURHAM, INC.
NSH EL PASO INC.
NSH EL PASO SPECIALTY HOSPITAL, INC.
NSH GEORGIA, INC.
NSH HOLDCO, INC.
NSH LOGAN, INC.
NSH LOUISIANA, INC.
NSH MANAGEMENT OF ARIZONA, INC.
NSH MANAGEMENT OF CALIFORNIA, INC.
NSH MESA, INC.
NSH MICHIGAN PROPERTIES, LLC
NSH MICHIGAN, INC.
NSH NORTH IDAHO, INC.
NSH SAN ANTONIO SURGICAL HOSPITAL, INC.
NSH TEXAS, INC.
NSH WISCONSIN, INC.
PSC OF NEW YORK, L.L.C.
QUAHOG HOLDING COMPANY, LLC
SCREVEN COUNTY FAMILY HEALTH CENTER, LLC

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Fourth Supplemental Indenture]

SUBSIDIARY GUARANTORS (CONT’D)

SCREVEN COUNTY HOSPITAL, LLC
SENTRY MEDICAL BILLING, LLC
SP LOUISIANA, LLC
SPACE COAST ANESTHESIA SERVICES, LLC
SURGERY CENTER OF PENNSYLVANIA, LLC
SYMBION JV, LLC
SYMBIONARC SUPPORT SERVICES, LLC
THE CENTER FOR SPECIAL SURGERY, LLC
U.S. ORTHOPEDICS, INC.

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]